                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY






                            HEALTHCOR HOLDINGS, INC.
                                       AND
               THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO







                                   $80,000,000

                            11% Senior Notes due 2004





                               Purchase Agreement

                                November 24, 1997




                            BEAR, STEARNS & CO. INC.
                              CHASE SECURITIES INC.



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                            HEALTHCOR HOLDINGS, INC.

                                   $80,000,000
                            11% Senior Notes due 2004


                               PURCHASE AGREEMENT

                                                               November 24, 1997
                                                              New York, New York


BEAR, STEARNS & CO.  INC.
CHASE SECURITIES INC.
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Ladies & Gentlemen:


          HealthCor Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc. and Chase Securities Inc. (together, the "Initial Purchasers") $80,000,000 in aggregate principal amount of 11% Senior Notes due 2004 (the "Initial Securities"), subject to the terms and conditions set forth herein. The Initial Securities will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined), among the Company, the Guarantors (as defined) and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"). The Securities (as defined) will be fully and unconditionally guaranteed on a senior unsecured and joint and several basis (the "Subsidiary Guarantees") by the Company's present and future domestic Subsidiaries (collectively, the "Guarantors"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

          1. Issuance of Securities. The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $80,000,000 in principal amount of Initial Securities. The Initial Securities and the Exchange Securities (as defined) issuable in exchange therefor are collectively referred to herein as the "Securities."




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          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Initial Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:


       "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (a) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS A NON-U.S. PERSON THAT IS OUTSIDE THE UNITED STATES; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (a) TO THE COMPANY, (b) TO A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),
       (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE),
       (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A "U.S. PERSON"AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF SUCH HOLDER'S PROPERTY OR THE PROPERTY OF SUCH ACCOUNT AT ALL TIMES BE WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THE TRANSFER RESTRICTIONS SET FORTH IN THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF ANY CERTIFIED SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE OF SUCH CERTIFIED SECURITY RELATING TO THE

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       MANNER OF SUCH TRANSFER AND SUBMIT SUCH CERTIFICATED SECURITY TO THE
       MANNER OF SUCH TRANSFER AND SUBMIT SUCH CERTIFIED SECURITY TO THE TRUSTEE. IF ANY PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FORM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR APPLICABLE SECURITIES LAWS OF ANY JURISDICTION. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS."


          2. Offering. The Initial Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated November 10, 1997 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated November 24, 1997 (the "Offering Memorandum"), relating to the Company, the Initial Securities and the Subsidiary Guarantees.

          The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Initial Securities on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs") and (ii) non-U.S. persons outside the United States in reliance upon Regulation S ("Regulation S") under the Act (each, a "Reg S Investor"). The QIBs and Reg S Investors are collectively referred to herein as the "Eligible Purchasers."

          Holders (including subsequent transferees) of the Initial Securities will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date, for so long as such Initial Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the 11% Notes due 2004 (the "Exchange Securities") identical in all material respects to the Initial Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions or Liquidated Damages) to be offered in exchange for the Initial Securities (the "Exchange Offer") and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf

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Registration Statement" and, together with the Exchange Offer Registration
Statement, the "Registration Statements") relating to the resale by certain holders of the Initial Securities, and to use their best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Agreement, the Securities, the Subsidiary Guarantees, the Indenture, the Registration Rights Agreement and the New Credit Facility (as defined in the Offering Memorandum) are hereinafter referred to collectively as the "Operative Documents."

          3. Purchase, Sale and Delivery. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amount of Initial Securities set forth opposite its name on Schedule I hereto. The purchase price for the Initial Securities will be $970 per $1,000 principal amount of Initial Securities.

               (b) Delivery of the Initial Securities shall be made, against payment of the purchase price therefor, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on December 1, 1997 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

               (c) On the Closing Date, payment of the purchase price for the Initial Securities shall be made to the Company by wire or book-entry transfer of immediately available same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Initial Securities. Upon delivery, the Initial Securities shall be in global form, registered in such names and in such denominations as the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make copies of one or more global certificates evidencing the Initial Securities available for inspection by the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

          4. Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant and agree with the Initial Purchasers as follows:

               (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance in any jurisdiction of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority in any jurisdiction and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any


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additions to or changes in the Preliminary Offering Memorandum or the Offering
Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company and the Guarantors shall use commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Securities under any securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Securities or Subsidiary Guarantees of Securities under any securities or Blue Sky laws, the Company and the Guarantors shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

               (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, including all documents incorporated therein by reference, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company and the Guarantors consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

               (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall not have reasonably objected thereto within a reasonable time after being furnished a copy thereof. The Company and the Guarantors shall promptly prepare, upon the Initial Purchasers' reasonable request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that the Initial Purchasers or the Company believe may be necessary or advisable in connection with Exempt Resales.

               (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Company and the Guarantors based on the advice of counsel for the Company and the Guarantors or the Initial Purchasers or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and (ii) forthwith to prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

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               (e) To cooperate with the Initial Purchasers and counsel for the
Initial Purchasers in connection with the qualification or registration of the Initial Securities under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that none of the Company or the Guarantors shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

               (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company and the Guarantors hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of all agreements, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery of the Securities and the Subsidiary Guarantees to the Initial Purchasers, (iv) the qualification or registration of the Securities and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities and the Subsidiary Guarantees (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and accountants, (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Securities by DTC for "book-entry" transfer, (ix) rating the Securities by rating agencies, (x) the reasonable fees and expenses of the Trustee and its counsel, (xi) the performance by the Company and the Guarantors of their other obligations under this Agreement and the other Operative Documents and (xii) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Securities.

               (g) To use the proceeds from the sale of the Initial Securities in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

               (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

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               (i) To do and perform all things required to be done and
performed under this Agreement by them prior to or after the Closing Date and to use its best efforts to satisfy all conditions precedent within their reasonable control to the delivery of the Initial Securities and the Subsidiary Guarantees.

               (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Initial Securities in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Initial Securities or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

               (k) For so long as any of the Securities remain outstanding and during any period in which the Company and the Guarantors are not subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder or beneficial owner of Initial Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

               (l) To file an Exchange Offer Registration Statement and to use its best efforts to have the Exchange Offer Registration Statement declared effective, in accordance with and subject to the terms set forth in the Registration Rights Agreement, to permit registered Exchange Securities to be offered in exchange for the Initial Securities and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

               (m) To comply in all material respects with all of their agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

               (n) To effect the inclusion of the Securities in PORTAL and to obtain approval of the Initial Securities by DTC for "book-entry" transfer.

               (o) During a period of two years following the Closing Date, to deliver without charge to the Initial Purchasers, as they may reasonably request, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its securityholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or any of its subsidiaries, including without limitation, press releases.

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               (p) Prior to the Closing Date, to furnish to the Initial
Purchasers, as soon as they have been prepared in the ordinary course by the Company and each Guarantor, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

               (q) Not to take, directly or indirectly, and not to permit any of the Company's subsidiaries to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of the Guarantors to facilitate the sale or resale of the Securities. Except as permitted by the Act, none of the Company or the Guarantors will distribute any
(i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Securities.

               (r) For a period of 180 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Initial Securities or Exchange Securities; it being understood that, for the purposes of this Section 4(s), the term debt securities does not include indebtedness incurred pursuant to the New Credit Facility or indebtedness incurred under any other term, revolving credit or bank facility provided by banks or bank syndicates) without the prior written consent of the Initial Purchasers.

               (s) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Initial Securities and the Subsidiary Guarantees.

               (t) To use their best efforts to cause Physicians Home Health Network, Inc., a Missouri corporation, to redomesticate to either Delaware, Texas or another jurisdiction reasonably acceptable to the Initial Purchasers (including without limitation through merger with an existing Subsidiary), on or prior to the Closing Date or as soon thereafter as reasonably practicable.

          5. Representations and Warranties. (a) The Company and the Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that:

          (i) The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum as of its date and as of the Closing Date does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a

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          material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to either Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

               (ii) (A) Any documents incorporated by reference in the Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (B) any documents incorporated by reference in the Offering Memorandum when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act; and (C) any further documents so filed and incorporated by reference in the Offering Memorandum or any further amendment or supplement hereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act.

               (iii) Each of the Company and the Guarantors (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to (x) result, individually or in the aggregate, in a material adverse effect on the properties, prospects, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance of the Securities or the issuance of the Subsidiary Guarantees pursuant hereto or (z) in any manner draw into question the validity of this Agreement or any other Operative Document (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

               (iv) The Company has no subsidiaries other than the Guarantors.

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               (v) All of the issued and outstanding shares of capital stock of each subsidiary of the Company is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance, except for any such security interest, claim, restriction on transfer, lien, limitation on voting rights or encumbrance pursuant to the Existing Credit Facility (which shall be terminated on the Closing Date) and the New Credit Facility; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

               (vi) Except as set forth in the Offering Memorandum, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries.

               (vii) When the Initial Securities and the Subsidiary Guarantees are issued and delivered pursuant to this Agreement, no Initial Security or Subsidiary Guarantee will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or of any of the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

               (viii) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities and to issue and deliver the Subsidiary Guarantees as provided herein and therein.

               (ix) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchasers) is the legal, valid and binding agreement of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

               (x) The Indenture has been duly and validly authorized by each of the Company and the Guarantors and, when duly executed and delivered by each of the Company and the Guarantors, will be the legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles

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          of equity. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Offering Memorandum contains a summary of the terms of the Indenture, which is accurate in all material respects.

               (xi) The Registration Rights Agreement has been duly and validly authorized by each of the Company and the Guarantors and, when duly executed and delivered by each of the Company and the Guarantors, will be the legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the Registration Rights Agreement, which is accurate and complete in all material respects.

               (xii) The New Credit Facility has been duly and validly authorized by each of the Company and its subsidiaries party thereto and, when duly executed and delivered by each of the Company and such subsidiaries, will be the legal, valid and binding obligation of each of the Company and such subsidiaries, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the New Credit Facility, which is accurate and complete in all material respects.

               (xiii) The Initial Securities have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the Securities, which is accurate and complete in all material respects.

               (xiv) The Exchange Securities have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

               (xv) The Subsidiary Guarantees of the Initial Securities have been duly and validly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Initial Securities have been issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains a summary of the terms of the Subsidiary Guarantees, which is accurate in all material respects.

               (xvi) The Subsidiary Guarantees of the Exchange Securities have been duly and validly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the Indenture and when the Exchange Securities have been issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

               (xvii) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

               (xviii) Each of the Company and its subsidiaries is not and, after giving effect to the Offering, will not be, (A) in violation of its charter or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as disclosed in the Offering Memorandum, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its subsidiaries or any of its or their assets or properties (whether owned or leased), which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as disclosed in the Offering Memorandum. To the best knowledge of the Company and the Guarantors after reasonable inquiry, there exists no condition that, with notice, the passage of time or both, would constitute a default under any such document or instrument except for any such default that could not, individually or in the aggregate with other defaults, reasonably be expected to have a Material Adverse Effect.

               (xix) None of (A) the execution, delivery or performance by the Company or any of the Guarantors of this Agreement or any of the other Operative Documents to which it is a party and (B) the issuance and sale of the Securities and the issuance of the Subsidiary Guarantees, violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (1) the charter or bylaws of the Company or any of its subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (3) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in each case, in the case of clauses (2), (3) and
          (4), for those violations, defaults, consents, impositions of liens or acceleration that could not reasonably be expected to have a Material Adverse Effect. Except as may be required under applicable state securities or Blue Sky laws, and except for the filing of registration statements under the Act, and any other requirements of the Act or Exchange Act applicable in connection with the transactions contemplated by the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and performance by the Company or any of the Guarantors of this Agreement or any of the other Operative Documents to which it is a party or (2) the issuance and sale of the Securities and the issuance of the Subsidiary Guarantees and the transactions contemplated hereby and thereby, except such as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations).

               (xx) There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company and the Guarantors, after reasonable inquiry, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Company, that has been proposed by any governmental body and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries is or may be subject, that, in the case of clauses
          (A), (B) and (C) above, is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed or (2) could reasonably be expected to result in a Material Adverse Effect.

               (xxi) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents or suspends the issuance or sale of the Securities or the Subsidiary Guarantees or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities or the Subsidiary Guarantees or prevents or suspends the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

               (xxii) The Company has delivered to the Initial Purchasers true and correct copies of all documents and agreements related to the New Credit Facility, including all amendments, alterations, modifications or waivers thereto and all exhibits or schedules thereto.

               (xxiii) There is (A) no unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and the Guarantors, after reasonable inquiry, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company and the Guarantors, after reasonable inquiry, threatened against any of them, (B) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and the Guarantors, after reasonable inquiry, threatened against the Company or any of its subsidiaries and (C) to the best knowledge of the Company and the Guarantors, no union representation question existing with respect to the employees of the Company or any of its subsidiaries, except for those complaints, grievances, arbitration proceedings, strikes, labor disputes slowdowns, stoppages or representation questions, as applicable, that could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company and the Guarantors, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except in each case for those violations that could not reasonably be expected to have a Material Adverse Effect.

               (xxiv) None of the Company or any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") which could reasonably be expected to have a Material Adverse Effect.

               (xxv) There is no alleged liability, or to the best knowledge of the Company and the Guarantors, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material (as defined) at any location, whether or not owned by the Company or such subsidiary, as the case may be, or (b) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Offering Memorandum, other than as disclosed therein, or could not reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended,
          (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

               (xxvi) Except as disclosed in the Offering Memorandum, the Company and its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate their respective properties and to conduct their businesses except where the failure to have such permits could not reasonably be expected to result in a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit, and, except as disclosed in the Offering Memorandum, except where the failure to fulfill or perform its obligations or the occurrence of such event, as applicable, could not reasonably be expected to have a Material Adverse Effect.

               (xxvii) Each of the Company and its subsidiaries has (A) good and indefeasible title to all of the properties and assets material to the business of the Company and its subsidiaries taken as a whole as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except for Permitted Liens (as defined in the Indenture) and taxes not yet payable), (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except for defaults that could not reasonably be expected to have a Material Adverse Effect, (C) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum, except where the failure to have such Authorization could not reasonably be expected to have a Material Adverse Effect and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation could not reasonably be expected to have a Material
          Adverse Effect. All such Authorizations are valid and in full force and effect and each of the Company and its subsidiaries is in compliance in all respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. All material leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or such subsidiary, as the case may be, has occurred and is continuing thereunder and, to the best knowledge of the Company and the Guarantors, no material defaults by the landlord are existing under any such lease, except as could not reasonably be expected to have a Material Adverse Effect.

               (xxviii) Each of the Company and its subsidiaries owns, possesses or has the right on either an exclusive or non-exclusive basis to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, except for any rights, claimed rights, charges, encumbrances, pledges, security interests, restrictions or liens that could not reasonably be expected to have a Material Adverse Effect, and none of the Company or any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of the Intellectual Property in connection with the business and operations of the Company or any of its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

               (xxix) All federal tax returns and other material tax returns required to be filed by the Company or any of its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company and the Guarantors after reasonable inquiry, there are no proposed additional tax assessments against the Company or any of its subsidiaries which could reasonably be expected to, if the assessments were made, have a Material Adverse Effect, or against the assets or property of the Company or any of its subsidiaries, except those tax assessments for which adequate reserves have been established.

               (xxx) None of the Company or any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (xxxi) There are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company and the Guarantors of this Agreement or any other Operative Document or the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

               (xxxii) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) material transactions are executed in accordance with management's general or specific authorizations; (B) material transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to material assets is permitted only in accordance with management's general or specific authorization; (D) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto; and (E) material liabilities and accruals are properly recognized.

               (xxxiii) Each of the Company and its subsidiaries maintains, or the Company maintains on behalf of each of its subsidiaries, insurance covering its material properties, operations, personnel and businesses. To the best of the Company's knowledge, such insurance insures against such losses and risks as are adequate in accordance with industry practice to protect the Company and its subsidiaries and their respective businesses. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance.

               (xxxiv) None of the Company or any of its subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities or (B) since the date of the Preliminary Offering Memorandum (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

               (xxxv) No registration under the Act of the Initial Securities is required for the sale of the Initial Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming
          (A) that the Notes are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of, and in the manner contemplated by, the Purchase Agreement and the Final Memorandum, (B) (1) that the purchasers who buy such Notes in the initial resale thereof are QIBs or (2) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S,
          (C) the accuracy of the Initial Purchasers' representations in Section 8 of the Purchase Agreement and those of the Company contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof, (D) the due performance by the Initial Purchasers of the covenants and agreements set forth in the Purchase Agreement, (E) the Initial Purchasers' compliance with the offering and transfer procedures and restrictions described in the Final Memorandum and (F) the accuracy of the representations and warranties deemed to have been made in accordance with the Purchase Agreement and the Final Memorandum by purchasers to whom the Initial Purchasers initially resell the Notes.

               (xxxvi) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Initial Securities to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company and the Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by Eligible Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

               (xxxvii) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

               (xxxviii) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

               (xxxix) None of the Company, the Guarantors or any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Initial Securities or the Subsidiary Guarantees.

               (xl) The Initial Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

               (xli) The sale of the Initial Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

               (xlii) The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Initial Securities outside the United States and, in connection therewith, the Preliminary Offering Memorandum and the Offering Memorandum contains or will contain the disclosure required by Rule 902(h).

               (xliii) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (A) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business, (B) there has not been any change or development which could reasonably be expected to result in a Material Adverse Effect and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (xliv) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the issuance of the Subsidiary Guarantees, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Offering

          Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

               (xlv) The accountants who have issued a report on the financial statements included or to be included as part of the Offering Memorandum are independent accountants as required by the Act. The historical financial statements of the Company included in the Preliminary Offering Memorandum and the Offering Memorandum, together with related schedules and notes thereto, comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and will present fairly the financial position and results of operations of the Company and its subsidiaries, at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented except as indicated in the notes thereto. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements of the Company, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the Operative Documents and comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act, except as expressly stated therein. The other financial and statistical information and data included in the Offering Memorandum derived from the historical and pro forma financial statements are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included in the Offering Memorandum and the books and records of the Company and its subsidiaries.

               (xlvi) In connection with the issuance of the Notes, none of the Company or any of the Guarantors intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. After giving effect to the transactions contemplated by the Offering Memorandum, the present fair market value of the assets of each of the Company and the Guarantors exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) when and as they become absolute and matured. After giving effect to such transactions the assets of each of the Company and the Guarantors do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Upon the issuance of the Securities, the present fair saleable value of the assets of each of the Company and the Guarantors will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. Upon the issuance of the Securities, the assets of each of the Company and the Guarantors will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of each of the Company and the Guarantors, taking into account the projected capital requirements and capital availability.

               (xlvii) Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among the Company and its subsidiaries and any other person that would reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities or the issuance of the Subsidiary Guarantees.

               (xlviii) There exist no conditions that would constitute a default by the Company or any of its subsidiaries (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

               (xlix) Except as described in the Offering Memorandum there exists no relationship, direct or indirect, between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, any of its subsidiaries, on the other hand, of a kind described in Item 404 of Regulation S-K, 17 CFR 229.404.

               (l) Neither the Company nor any of its subsidiaries nor any employee or agent of the Company or its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Offering Memorandum.

               (li) The Company and each subsidiary that is participating in the Medicare or Medicaid programs, upon consummation of the transactions contemplated by this Agreement, has the requisite provider agreement, provider number or other authorization to bill the Medicare program and the Medicaid programs in the state or states in which it provides services. There is no action threatened or pending which could reasonably be expected to result in a revocation of any such provider number or authorization or the exclusion of the Company or any of its subsidiaries from the Medicare program or any state Medicaid program. None of the Company or any of its subsidiaries is subject to settlements or other adjustments by third party payors (including Medicare and Medicaid) which could reasonably be expected to have a Material Adverse Effect.

               (lii) The statements regarding regulation of the Company and its subsidiaries under the captions "Business -- Regulation," "Risk Factors -- Dependence on Reimbursement by Third-Party Payors," "-- Medicare Reimbursement Reforms," "-- Effect of Government Regulations" and "-- Operation Restore Trust" (collectively, the "Regulatory Sections") in the Offering Memorandum are correct in all material respects and fairly describe the applicability of regulations to the operations of the Company and its subsidiaries as described in the Offering Memorandum. The statements regarding regulation of the Company and its subsidiaries in the Regulatory Sections in the Offering Memorandum do not contain any untrue statement of a material fact, or omit a material fact, necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (liii) Each certificate signed by any officer of the Company or any of the Guarantors and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby.

               The Company and the Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Company and the Guarantors and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

               (b) Each of the Initial Purchasers, severally but not jointly, represents and warrants to the Company and the Guarantors that:

               (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Initial Securities.

               (ii) Such Initial Purchaser (A) is not acquiring the Initial Securities with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Initial Securities only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and non-U.S. persons in offers and sales that occur outside the United States within the meaning of Regulation S under the Act.

               (iii) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used in the United States by such Initial Purchaser or any of its representatives or affiliates in connection with the offer, sale and resale of any of the Initial Securities.

               (iv) Each of the Initial Purchasers agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Initial Securities only from, and will offer to sell the Initial Securities only to, Eligible Purchasers. Each of the Initial Purchasers further agrees that it will offer to sell the Initial Securities only to and will solicit offers to buy only from (1) Eligible Purchasers that acknowledge and agree (A) that such Initial

          Securities will not have been registered under the Act and that agree to offer, sell, pledge or transfer such Initial Securities only
          (x)(I) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (II) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 under the Act, (III) in a transaction meeting the requirements of Rule 144 under the Act, (IV) to an institutional Accredited Investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of such Initial Securities (the form of which letter can be obtained from the Trustee) or (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company or any of its subsidiaries, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (A) above.

               (v) Such Initial Purchaser agrees that it has offered the Initial Securities and will offer and sell the Initial Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Initial Securities pursuant hereto and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Initial Securities (including any "tombstone advertisement") to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Initial Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

               (vi) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Initial Securities sold pursuant hereto in reliance on Regulation S (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Initial Securities pursuant hereto and the Closing Date, to a U.S. person (as defined in Rule 902 of the Act) or for the account or benefit of a U.S. person (other than a distributor (as defined in Rule 902 of the Act)).

               (vii) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Initial Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                   "The Initial Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Investors in transactions that are exempt from the registration requirements of the Securities Act)."



               (viii) Each Initial Purchaser represents, warrants and agrees that (A) it has not offered or sold and prior to the expiration of six months from the Closing Date will not offer or sell Securities to persons in the United Kingdom, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995, (B) it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations and the Financial Services Act of 1986 with respect to anything done by it in relation to the Securities in, from, or otherwise involving the United Kingdom, and (C) it has only issued or passed on and will only issue or pass on, to any person in the United Kingdom any documents received by it in connection with the issue of the Securities if the person is of a kind described in Article 11(c) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the documents may lawfully be issued or passed on.

               The Initial Purchasers understand that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 hereof, counsel for the Company and the Guarantors and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

               6. Indemnification.

                  (a) The Company and the Guarantors, jointly and severally, shall indemnify and hold harmless (i) each of the Initial Purchasers, (ii) each person, if any, who controls either of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of each of the Initial Purchasers or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred

(including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and in enforcing this indemnification, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to either of the Initial Purchasers furnished to the Company in writing by or on behalf of such Initial Purchaser expressly for use therein; provided, further, that such indemnity with respect to the Preliminary
Offering Memorandum shall not inure to the benefit of either Initial Purchaser (or any persons controlling such Initial Purchaser) from whom the person asserting such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Offering Memorandum (or the Offering Memorandum as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person (and the Offering Memorandum or any such amended or supplemented Offering Memorandum, as applicable, shall have been delivered by the Company to such Initial Purchaser a reasonable amount of time prior to the mailing or delivery, as applicable, of such confirmation) and any such untrue statement or omission or alleged untrue statement or omission of a material fact contained in such Preliminary Offering Memorandum was corrected in the Offering Memorandum (or the Offering Memorandum as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have, including under this Agreement.

                  (b) Each of the Initial Purchasers, severally and not jointly, agrees to indemnify and hold harmless (i) the Company and the Guarantors, (ii) each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of the Company and the Guarantors, against any losses, liabilities, claims, damages and reasonable expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to such Initial Purchaser furnished to the Company in writing by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that in no case shall either of the Initial Purchasers be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser. This indemnity will be in addition to any liability which the Initial Purchasers may otherwise have, including under this Agreement.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the identifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnifying party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or
(b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, provided that such consent was not unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

               7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from any identifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Guarantors, on the one hand, and each Initial Purchaser, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Guarantors, any contribution received by the Company and the Guarantors from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) as incurred to which the Company, the Guarantors and such Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on one hand, and such Initial Purchaser, on the other hand, from the offering of the Initial Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors, on one hand, and such Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on one hand, and each Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Initial Securities (net of discounts and commissions but before deducting expenses) received by the Company and the Guarantors and (ii) the discounts and commissions received by such Initial Purchaser, respectively. The relative fault of the Company and the Guarantors, on one hand, and of each Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or such Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall either of the Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Initial Securities purchased by such Initial

Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7,
(A) each person, if any, who controls either of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and
(B) the respective officers, directors, partners, employees, representatives and agents of each of the Initial Purchasers or any controlling person shall have the same rights to contribution as such Initial Purchaser, and (A) each person, if any, who controls the Company and the Guarantors within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Company and the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim, settled without its prior written consent, provided that such written consent was not unreasonably withheld.

               8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Initial Securities, as provided herein, shall be subject to the satisfaction of the following conditions:

                  (a) All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. Each of the Company and the Guarantors shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                  (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers in New York as soon as practicable after the date of this Agreement but not later than such time as the Initial Purchasers reasonably request, and no stop order suspending the qualification or exemption from qualification of the Initial Securities in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Initial Securities or the Subsidiary Guarantees; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company and the Guarantors, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

                  (d) Since the dates as of which information is given in the Offering Memorandum and other than as set forth in the Offering Memorandum (i) there shall not have been any material and adverse change, or any development that is reasonably likely to result in a material and adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock and (iii) none of the Company or any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                  (e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Company and the Guarantors, in form and substance satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this
Section 8 and that, as of the Closing Date, the obligations of the Company and the Guarantors to be performed hereunder on or prior thereto have been duly performed.

                  (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company and the Guarantors, to the effect set forth in Exhibit A hereto.

                  (g) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from Arthur Andersen LLP, independent public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers with respect to the financial information of the Company and its subsidiaries contained in the Offering Memorandum. Prior to the Closing Date the Initial Purchasers shall have received from Arthur Andersen LLP a report with respect to the Company's accounts payable satisfactory to the Initial Purchasers.

                  (h) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Initial Purchasers, covering such matters as are customarily covered in such opinions.

                  (i) Paul, Weiss, Rifkind, Wharton & Garrison shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                  (j) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                  (k) The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (l) The Company and the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (m) The New Credit Facility shall be executed and delivered prior to, or simultaneously with, the Closing of the Offering on substantially the terms described in the Offering Memorandum, the Initial Purchasers shall have received counterparts, conformed as executed, of the New Credit Facility and such other documentation as they deem necessary to evidence the consummation thereof and the Company shall be aware of no reason which would prevent the consummation thereof.

                  (n) There shall not have been any announcement (a "Rating Downgrade Announcement") by any "nationally recognized statistical rating organization," as defined for purposes of Rule 463(g) under the Securities Act, that (i) it is downgrading its rating assigned to any class of securities of the Company or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

               All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company and the Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and their Counsel. The Company and the Guarantors shall furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

               9. Initial Purchasers' Information. The Company and the Guarantors acknowledge that the statements with respect to the offering of the Initial Securities set forth in the last paragraph of the cover page and the fourth paragraph and the fifth sentence of the sixth paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information relating to any of the Initial Purchasers furnished to the Company in writing by or on behalf of any of the Initial Purchasers expressly for use in the Offering Memorandum.

               10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchasers, the Company and the Guarantors contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in
Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either of the Initial Purchasers, any controlling person thereof, or by or on behalf of the Company and the Guarantors or any controlling person thereof, and shall survive delivery of and payment for the Initial Securities to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

               11. Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                  (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Company or any of the Guarantors if, on or prior to such date, (i) the Company or any of the Guarantors shall have failed, refused or been unable to perform in any material respect any agreement on their part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in
Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company and its subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, (vi) there shall have occurred a Rating Downgrade Announcement,

(v) any securities of the Company shall have been suspended from trading on an exchange or (vi)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York or American Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Initial Securities on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the delivery of the Initial Securities as contemplated hereby.

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone or telephonic facsimile and, in either case, confirmed in writing by letter within five days thereof.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to clause (vi) of Section 11(b), in which case each party will be responsible for its own expenses), the Company and the Guarantors shall reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchasers' counsel), reasonably incurred by the Initial Purchasers in connection herewith.

               12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention:
Carl L. Reisner, telecopy number: (212) 757-3990; and if sent to the Company or any of the Guarantors, shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to HealthCor Holdings, Inc., 8150 North Central Expressway, Suite M-2000, Dallas, Texas 75206, Attention: Chief Financial Officer, telecopy number: (214) 696-6756, with a copy to

Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201-4675, Attention: J. Kenneth Menges, Jr., P.C., telecopy number: (214) 969-4343.

               13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and the Guarantors and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Securities from the Initial Purchasers.

               14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

               15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

               16. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                           [Signature page to follow]

               If the foregoing correctly sets forth the understanding among the Initial Purchasers, the Company and the Guarantors please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                         Very truly yours,


                                         HEALTHCOR HOLDINGS, INC.


                                         By:/s/ CHERYL C. BAZZLE
                                            ------------------------------------
                                             Name: Cheryl C. Bazzle
                                             Title: President


                                         HEALTHCOR INC.
                                         PHYSICIANS HOME HEALTH NETWORK, INC.
                                         HEALTHCOR OXYGEN AND MEDICAL
                                           EQUIPMENT, INC.
                                         HEALTHCOR REHABILITATION SERVICES, INC.
                                         HEALTHCOR PHARMACY, INC.
                                         HEALTHCOR FOUNDATION
                                         HC PERSONNEL RESOURCES, INC.
                                         CARE NETWORK, INC., as Guarantors




                                         By:/s/ CHERYL C. BAZZLE
                                            ------------------------------------
                                             Name: Cheryl C. Bazzle
                                             Title: President

Accepted and agreed to as of
the date first above written:


BEAR, STEARNS & CO.  INC.



By:/s/ BRIAN MCCARTHY
   -----------------------------
   Name: Brian McCarthy
   Title: Senior Managing Director



CHASE SECURITIES INC.



By:/s/ JAMES P. CASEY
   -----------------------------
   Name: James P. Casey
   Title: Managing Director

                                   SCHEDULE I


                                                         Principal Amount
Initial Purchaser                                     of Initial Securities
-----------------                                     ---------------------
Bear, Stearns & Co. Inc.                                   $68,000,000
Chase Securities Inc.                                      $12,000,000
                                                           -----------
         Total                                             $80,000,000


